Exhibit 99.2

Contact:	FOR IMMEDIATE RELEASE
Investor Relations
(630) 637-0315
investor@broadwindenergy.com

Broadwind Energy Subsidiary, Brad Foote Gear Works,
To Expand Wind Gearing Production Capacities
Company Now Has World’s Largest Concentration of Höfler Advanced Machines

Naperville Ill. (May 30, 2008) — Brad Foote Gear Works, Inc., a wholly owned subsidiary of Broadwind Energy, Inc., announced today it has purchased 14 additional advanced gear manufacturing systems from Höfler Company, Ettlingen Germany.

Brad Foote’s total investment exceeds $30 million and brings the number of Höfler machines the company owns to 29. With the new equipment, Brad Foote’s annual production will grow from the current equivalent of 2,000 MW of installed wind turbine capacity to more than 5,000 MW.

Brad Foote is the largest producer of wind turbine gears in North America. The new grinding/gashing machines, which are used in manufacturing wind turbine gear systems, will be installed in its two manufacturing facilities in Cicero, Ill. According to Höfler, Brad Foote now has the largest worldwide concentration of Höfler wind turbine gear manufacturing equipment at any one site.

“This capital expansion demonstrates Broadwind’s increasing commitment to supporting wind development growth in the North American market,” said Broadwind CEO J. Cameron Drecoll. “It is Broadwind’s intent to be ahead of the growth curve and solidify the supply chain for our wind energy customers.”

Brad Foote also has purchased the largest Höfler 4-meter internal/external hobber/gasher that Höfler has ever produced.

“Brad Foote is now our largest wind turbine gearing system customer and has every model of Höfler grinders from 400 to 4,000 millimeters,” said Höfler President Harald Jung. “We are very impressed with Brad Foote’s growth and overwhelming prominence in the North American wind turbine gear industry, and we are thankful to be part of the company’s ongoing success.”

“Höfler has been a good partner since Brad Foote entered the wind market,” said Drecoll. “Their machines have met our needs and exceeded the ever-increasing quality requirements of this demanding application.”

About Broadwind Energy, Inc.

Broadwind Energy, Inc. (BWEN-OTC), Naperville, Ill., owns, supports and strategically positions companies that manufacture, install and maintain components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company’s operational platforms include wind tower manufacturing; heavy steel fabrication; wind facility construction, operation and maintenance; precision gear manufacturing; and specialized transportation services. Its platform companies currently include Brad Foote Gear Works, Inc., a precision gearing systems manufacturer in Cicero, Ill.; Energy Maintenance Service (EMS), a wind energy operation and maintenance service provider in Gary, S.D.; R.B.A., Inc., a heavy steel fabricator in Manitowoc, Wis.; and Tower Tech Systems, Inc., a wind tower and monopile manufacturer in Manitowoc, Wis. Broadwind also has signed a definitive agreement to acquire Badger Transport, Inc., a heavy hauler in Clintonville, Wis. Broadwind and its platform companies employ close to 1,000 people across the United States. For more information, visit www.broadwindenergy.com.

Forward Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words. Our forward-looking statements in this release generally relate to our expectations and beliefs with respect to our growth and expansion activities and plans. Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) unforeseen delays, costs or liabilities associated with our growth and expansion plans; (ii) our ability to successfully remediate internal control deficiencies; (iii) fluctuations in general economic conditions; and (iv) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements, other than as required by law.